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                                                                    EXHIBIT 10.1

                               FIRST AMENDMENT TO
                        EMPLOYEE STOCK OWNERSHIP PLAN OF
                              PRESIDIO OIL COMPANY

                        (Amendment and Third Restatement
                           Effective January 1, 1989)


                                  WITNESSETH:

         WHEREAS, Presidio Oil Company (the "Company") established the Employee Stock Ownership Plan of Presidio Oil Company (the "Plan") pursuant to an instrument effective July 1, 1981, for the purpose of providing retirement benefits to the employees of the Company;

         WHEREAS, in order to comply with the provisions of the Tax
Reform Act of 1986 ("TRA '86"), the Omnibus Budget Reconciliation Acts of 1986 and 1987 ("OBRA '86" and "OBRA '87", respectively), the Technical and Miscellaneous Revenue Act of 1988 ("TAMRA") and final regulations promulgated under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code of 1986, as amended, the Plan was restated in its entirety effective January 1, 1989; and

         WHEREAS, the Internal Revenue Service has requested certain amendments to the Plan during its' review of the Company's determination letter request filing.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, it is agreed by the Company, subject to the approval of the United States Treasury Department, that the Plan is hereby amended effective January 1, 1989, except where otherwise indicated herein, to provide as follows:

         1.    Section 2.10 of the Plan is restated to read as follows:

               "2.10   "COMPENSATION" shall mean Compensation as defined
         in Section 4.3 for purposes of applying the limitations of that Section but excluding all of the following items (even if included in gross income) (i) reimbursements or other expense allowances, (ii) fringe benefits, (iii) moving expenses, (iv) deferred compensation and (v) welfare benefits but including any elective contributions that are made by the Company on behalf of Employees that are not includible in gross income under Code Sections 125, 402(a)(8) and 402(h).

               Compensation in excess of $200,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code Section 415(d). In applying this limitation, the family group of





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         a Highly Compensated Participant who is subject to the Family
         Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Company or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen
         (19) before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

               For Plan Years beginning prior to January 1, 1989, the $200,000 limit (without regard to Family Member aggregation) shall apply only to Top Heavy Plan Years and shall not be adjusted.

               Effective for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee under the Plan shall not exceed $150,000 as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B)."

         2.    Section 2.30 is hereby amended by adding the following sentence:

               "Stock shall satisfy the requirements of Qualifying Employer Security."

         3. Section 3.1 is hereby amended by adding the following sentence at the end of the third paragraph:

               "For purposes of eligibility to participate in the Plan, a temporary employee is an Employee who is paid on an hourly basis and who, upon hire, is advised that he is employed for a specific project of limited duration and that upon completion of such project, employment will cease."

         4. Section 3.3 is hereby amended by adding the following second paragraph:

               "An Employee may elect not to participate in the Plan for any Plan Year by filing with the Committee a written notice of non-participation. A new election shall be required for each such Plan Year. Such election may be made retroactively, but not for any period during which a benefit shall have accrued to the Participant. Upon the expiration of his period of non-participation the Employee shall immediately participate in the Plan. A Participant who shall have elected not to participate in the Plan for a Plan Year shall not thereafter, by revocation of election or otherwise, be entitled to be or become an active Participate for such Plan Year. The operation of this non-participation provision may be suspended in whole or in part by decision of the Committee if it shall determine, upon advice of counsel, that





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         voluntary non-participation may endanger the tax qualified status of the Plan."

         5. Section 4.2 is hereby restated effective January 1, 1987 to read as follows:

               "4.2    PARTICIPANT  CONTRIBUTIONS.  Participants are not
         permitted to contribute to the Plan."

         6.    Section 4.5 is hereby restated to read as follows:

               "4.5    SPECIAL ESOP ALLOCATION LIMITATION.  Effective
         for Plan Years beginning after July 12, 1989, if no more than one-third (1/3) of the Company contributions to the ESOP for a year which are deductible under paragraph (9) of Section 404(a) of the Code are allocated to Highly Compensated Employees the Annual Addition limitations imposed by this Article shall not apply to:
                       (a)  Forfeitures of Company Stock (within the
               meaning of Section 409 of the Code) under the ESOP if such securities were acquired with the proceeds of an Exempt Loan (as described in Section 404(a)(9)(A) of the
               Code), or

                       (b) Company contributions to the ESOP which are deductible under Section 404(a)(9)(B) of the Code and charged against the Participant's Account."

         7. Section 11.4 is amended by restating the second sentence thereof to read as follows:

               "If the Company does not have a "registration-type class of securities", each Participant shall be entitled to vote the shares of Stock, including fractional shares, allocated to his Account with respect to any corporate matter which involves the voting of such shares with respect to the consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of a trade or business, or such similar transaction as the Secretary of the Treasury may prescribe in regulations."

         8. Section 11.10 is amended by restating paragraph (a) to read as follows:

                       "(a)  As soon as practicable after the
               commencement of an exchange offer or tender offer (the "Offer") for shares of Stock, the Committee shall use its best efforts to cause each Participant to be advised in writing of the terms of the Offer and to be provided the forms by which the Participant may instruct the Trustee, or revoke such instruction, to the extent permitted by the terms of the Offer, to exchange or tender, as the case may be, all or a portion of the Stock





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               allocated to his Account.  The Trustee shall follow the
               direction of each Participant. All shares of Stock that have been allocated to Participants' accounts for which instructions have not been received shall not be exchanged or tendered, as the case may be. Shares of Stock that have not been allocated to Participants' accounts shall be exchanged or tendered, as the case may be, by the Trustee but only as directed by the Committee."

         9.    Section 12.11 is restated to read as follows:

               "12.11 NON-TERMINABLE PROVISIONS. Notwithstanding the fact that the Plan may cease to be an Employee Stock Ownership Plan, Stock acquired with proceeds of an Exempt Loan shall continue to be subject to the provisions of this Article and Sections 11.7 and 11.8."

         10.   Section 13.4 is restated to read as follows:

               "13.4   EFFECT OF DISAFFILIATION OR WITHDRAWAL.  If at
         the time of disaffiliation or withdrawal the disaffiliating or withdrawing corporation shall by resolution of its board of directors determine to adopt a substantially identical plan, the Trustee shall transfer to the trustee of the new plan all of the assets held for the benefit of employees of the disaffiliating or withdrawing corporation. Such payment shall operate as a complete discharge of the Trustee, and of all corporations except the disaffiliating or withdrawing corporation, of all obligations under this Plan to employees of the disaffiliating or withdrawing corporation and to their beneficiaries. A new plan shall not be deemedsubstantially identical to this Plan if it provides slower vesting than this Plan, and nothing in this subsection shall authorize the divesting of any vested portion of any Employee's Account.
         This Section shall be subject to the provisions of Article X."

         11. Section 16.2 is hereby amended by adding the following at the end thereof:

               "A Participant may receive the Eligible Rollover Distribution at any time after the Committee clearly informs the Participant that he has the right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and the Participant, after receiving the notice, affirmatively elects a distribution."

ATTEST:                                           PRESIDIO OIL COMPANY


By:/s/Bruce R. DeBoer                             By:/s/ Robert L. Smith
   ------------------                                -------------------
   Bruce R. DeBoer                                   Robert L. Smith
   Secretary                                         President





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